SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2002

WORLD WIRELESS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-15837	87-0549700
(Commission File Number)	(I.R.S. Employer Identification No.)

5670 Greenwood Plaza Boulevard, Penthouse, Greenwood Village, Colorado 80111

(Address of principal executive office)

303-221-1944

(Registrant’s telephone number, including area code)

Item 1.    Change in Control of Registrant

None.

Item 2.    Acquisition or Disposition of Assets

None.

Item 3.    Bankruptcy or Receivership

None.

Item 4.    Change in Registrant’s Certifying Accountant

None.

Item 5.    Other Events

Results of Special Meeting of Shareholders

World Wireless Communications, Inc. (the “Company”) stated that its shareholders at a special meeting held at its offices on March 15, 2002 approved the four items of business presented to them in the Proxy Statement dated February 19, 2002.

First, the shareholders approved (a) the mandatory conversion of up to $5,000,000 in principal amount of the Company’s Senior Secured Notes issuable to a group comprising the Company’s largest stockholder, Michael Lauer, Lancer Offshore, Inc. and Lancer Partners L.P., and their affiliates (including the $3,810,000 in principal amount thereof issued to such group as of February 8, 2002), into up to 100,000,000 shares of the Company’s Common Stock and (b) the issuance of up to 2,500,000 shares of the Company’s Common Stock pursuant to the exercise of the warrants which may be granted to such creditors in connection with such financing (including the warrants to purchase 1,905,000 shares outstanding as of February 8, 2002). Such approval satisfies one of the two conditions to the mandatory conversion of such notes. The other condition that remains unsatisfied is that the Company must raise $4,110,000 in equity from sources other than Michael Lauer and his affiliates, including without limitation, Lancer Offshore, Inc., Lancer Partners L.P. and The Orbiter Fund Ltd., on or before June 30, 2002.

Second, the shareholders approved (a) the mandatory conversion of the Company’s shares of Senior Preferred Stock potentially issuable in a financing into up to 16,666,667 shares of the Company’s Common Stock and (b) the potential issuance of up to 8,333,333 shares of the Company’s Common Stock pursuant to the exercise of the warrants issued to the holders of the Senior Preferred Stock.

The Company sold no units of preferred stock and warrants in such financing to date.

Third, the shareholders approved the potential issuance of up to 20,000,000 shares of the Company’s Common Stock pursuant to the Company’s financing agreement with Cornell Capital Partners LP.

However, the Company decided not to enter into any definitive binding agreement with Cornell Capital Partners L.P. at this time because of the current low price of the shares of the Company’s Common Stock.

Fourth, the shareholders approved an amendment to the Company’s Articles of Incorporation increasing the Company’s authorized capital stock from 50,000,000 shares to 225,000,000 shares of Common Stock.

The Company also received a four-month extension of the maturity date of its Senior Secured Notes from its creditors, Lancer Offshore, Inc. and Lancer Partners L.P., and agreed to give such creditors 7,120,000 shares of common stock as consideration therefor, subject to the receipt of approval of the Company’s shareholders at a meeting with respect to such issuance in accordance with applicable American Stock Exchange rules.

Item 6.    Registration of Registrant’s Directors

None.

Item 7.    Financial Statements and Exhibits

None.

Item 8.    Changes in Fiscal Year

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Reporting Person has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

WORLD WIRELESS COMMUNICATIONS, INC.

March 22, 2002
By:         /s/   David D. Singer

David D. Singer, President